EXHIBIT 23(f)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




     We consent to the incorporation by reference, in this Registration Statement on Form S-4 of our report dated January 28, 1994, on our audits of the consolidated financial statements of Washington Bancorp, Inc. and Subsidiary as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in HUBCO, Inc.'s Form 8-K, filed with the Securities and Exchange Commission on July 1, 1994, as amended by Form 8-K/A filed with the Securities and Exchange Commission on September 16, 1994, and to all references to our firm included in the Proxy Statement-Prospectus. Our report includes an explanatory paragraph regarding changes in accounting principles and includes an explanatory paragraph regarding an action seeking unspecified damages and alleging violations of state securities laws, certain banking laws and state common law and a lawsuit filed by a former Bank officer which alleges wrongful termination and seeks unspecified damages.





                                                       COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
January 4, 1995